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
  Metris Receivables, Inc.                             Metris Master Trust                            Monthly Report
  Certificateholder's Statement                          Series 1996-1                                         Apr-98
  Section 5.2                              Class A          Class B        Class C       Class D          Total

  (i)   Certificate Amount               518,000,000.00    87,500,000.00 50,000,000.00 44,500,000.00   700,000,000.00
  (ii)  Certificate Principal Distribut            0.00             0.00          0.00                           0.00
  (iii) Certificate Interest Distribute    2,784,250.00       495,833.33    262,760.42                   3,542,843.75
  (iv) Principal Collections              23,726,088.29     4,007,785.18  2,290,162.96  2,033,755.53    32,057,791.97
  (v)  Finance Charge Collections         10,809,376.04     1,825,908.11  1,043,376.07    926,202.44    14,604,862.65
         Recoveries                          127,802.25        21,588.22     12,336.12     10,979.15       172,705.75
         Interest Earned on Accounts               0.00             0.00          0.00          0.00             0.00
           Total Finance Charge Collect   10,937,178.29     1,847,496.33  1,055,712.19    937,181.59    14,777,568.40
          Total Collections               34,663,266.58     5,855,281.52  3,345,875.15  2,970,937.12    46,835,360.37
  (vi) Aggregate Amount of Principal Receivables                                                     2,884,734,790.31
         Invested Amount (End of Month)  518,000,000.00    87,500,000.00 50,000,000.00 44,500,000.00   700,000,000.00
         Floating Allocation Percentage     17.9565900%       3.0332078%    1.7332616%    1.5426028%      24.2656622%
         Invested Amount (Beginning of   518,000,000.00    87,500,000.00 50,000,000.00 44,500,000.00   700,000,000.00
         Average Daily Invested Amount                                                                 699,886,046.57
  (vii)  Receivable Delinquencies (As a % of Total Receivables)
         Current                                                                              86.44% 2,595,852,072.74
         30 Days to 59 Days (1 to 29 Days Contractually Delinquent)                            5.99%   179,867,088.85
         60 Days to 89 Days (30 to 59 Days Contractually Delinquent)                           2.33%    69,857,044.26
         90 Days and Over (60+ Days Contractually Delinquent)                                  5.25%   157,578,079.71
          Total Receivables                                                                  100.00% 3,003,154,285.56
  (viii) Aggregate Investor Default Amount                                                               6,703,428.35
           As a % of Average Daily Invested Amount  (Annualized based on 365 days/year)                        11.65%
  (ix)  Charge-Offs                                0.00             0.00          0.00          0.00             0.00
  (x)   Servicing Fee                                                                                    1,150,684.93
  (xi)  Pool Factor                           1.0000000        1.0000000     1.0000000
  (xii) Unreimbursed Reallocated Principal Collections              0.00          0.00          0.00             0.00
  (xiii) Excess Funding Account Balance                                                                          0.00
           Prefunding Account Balance                                                                            0.00
  (xiv) Class C Reserve Amount                                                                                   0.00
           Class C Reserve Account Balance                                                                       0.00
           Class C Trigger Event Occurrence                                                               None
  Average Net Portfolio Yield                                                                                14.0359%
  Minimum Base Rate                                                                                           8.4858%
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